UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2011

REAL MEX RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)-346-1200

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on February 18, 2011, Richard E. Rivera, Chairman and Chief Executive Officer of Real Mex Restaurants, Inc., under the terms of his contract, announced his retirement effective April 1, 2011. On March 23, 2011, the Board of Directors of the Company appointed Anthony Polazzi as Chairman of the Board. Additionally, Richard P. Dutkiewicz was appointed by the Board to serve as the Company’s Interim President and Chief Executive Officer, in addition to his current roles as Executive Vice President and Chief Financial Officer of the Company. The appointments are effective April 1, 2011 concurrent with Mr. Rivera’s retirement.

Mr. Polazzi has served as a Director of the Company since October 2009, and previously served as a Director of the Company from November 2008 until July 2009. Mr. Polazzi has served as a principal of Sun Capital Partners, which is an affiliate of stockholders of the Company’s parent, since October 2003.

Mr. Dutkiewicz, age 55, has been the Company’s Executive Vice President and Chief Financial Officer since April 2010. Before joining the Company, Mr. Dutkiewicz served as Chief Financial Officer for Einstein Noah Restaurant Group from 2003 to 2010. Mr. Dutkiewicz is a graduate of Loyola University and worked in public accounting as an audit manager with KPMG until 1984. He has more than 30 years of experience spanning both public and privately held organizations for a variety of restaurant, technology, and manufacturing organizations.

In connection with Mr. Dutkiewicz’s employment as Executive Vice President and Chief Financial Officer, Mr. Dutkiewicz signed an offer letter with the Company dated March 17, 2010. The offer letter provides for an initial annual base salary of $325,000. Mr. Dutkiewicz participates in the Company’s bonus program that entitles him to an annual performance bonus up to 50% of his base salary. Mr. Dutkiewicz received a signing bonus of $50,000 and received reimbursements for his relocation of $75,000. In addition, Mr. Dutkiewicz will receive an option grant with a targeted payout of $1,500,000. In the event Mr. Dutkiewicz is terminated without cause, he will be entitled to receive twelve months of his base salary and payment of premiums for COBRA coverage for a twelve-month period.

There is no arrangement or understanding between Mr. Dutkiewicz and any other person, pursuant to which Mr. Dutkiewicz is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Dutkiewicz and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Dutkiewicz is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: March 24, 2011	By:	/s/ Richard P. Dutkiewicz

Richard P. Dutkiewicz
Interim Chief Executive Officer &
Chief Financial Officer